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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 17, 1999, included in the Annual Report on Form 10-K of ITEQ, Inc. (the "Company") for the year ended December 31, 1998, and to all references to our Firm included in this registration statement on Form S-8 for the registration of 100,000 shares of the common stock, par value $.001 per share, of the Company.



ARTHUR ANDERSEN LLP





Houston, Texas
August 12, 1999